Exhibit 99.1

NEWS RELEASE

DT Midstream Spin-Off from DTE Energy is Complete

Positions DT Midstream as an Independent, Publicly Traded Company

Trading on the NYSE Under Ticker Symbol “DTM”

DETROIT, July 1, 2021 – DT Midstream, Inc. [www.dtmidstream.com] (NYSE: DTM), a premier natural gas pipeline, storage and gathering provider, today debuted as an independent, publicly traded company after successfully completing its separation from DTE Energy (NYSE: DTE) (“DTE”). Shares of DT Midstream will begin trading on the New York Stock Exchange (“NYSE”) today under the symbol “DTM.”

DT Midstream is an owner, operator and developer of natural gas interstate and intrastate pipelines; storage and gathering systems; and compression, treatment and surface facilities. The Company transports clean natural gas for electric and gas utilities, power plants, marketers, large industrial customers, and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage, and gathering.

The Company has a portfolio of integrated assets strategically located in the premier Marcellus, Utica, and Haynesville dry gas basins serving key growing markets; a strong balance sheet with low leverage; predictable and robust contracted cash flows; and a mature environmental, social, and governance (ESG) commitment.

“This is a historic day for DTM as we begin our journey as a premier, independent midstream company,” said David Slater, President and CEO of DT Midstream. “I am incredibly excited about our opportunities going forward. DTM will be distinctive in the sector connecting world class natural gas basins to high quality markets.”

DTM’s integrated asset portfolio includes 900 miles of Federal Energy Regulatory Commission (FERC) regulated interstate gas pipelines, 290 miles of intrastate lateral pipelines, and over 1,000 miles of gathering lines. It also owns and operates 94 Bcf of regulated gas storage capacity in Michigan.

Corporate Social Responsibility

DTM’s ESG program, developed during a 20-year history as part of DTE Energy, is focused on environmental stewardship and maintaining a diverse and safe environment for its employees. The company remains strongly committed to serving its customers and to supporting its communities through focused contributions and the vibrant volunteerism of its team.

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As part of this ESG commitment, DTM is one of the first midstream companies to begin implementing plans to achieve net zero carbon and greenhouse gas emissions by 2050 with an interim reduction target of 30% by 2030. These targets will be met using existing technology solutions plus new low carbon initiatives that are in development. The Company believes this area will be a great business opportunity for DTM going forward.

Outlook for 2021

DTM’s premium assets and commitment to sustainable operations has resulted in a consistent track record of successful organic development and major acquisitions underpinned by premium financial returns. The Company’s financial strength is supported by a strong balance sheet with no significant debt maturities for seven years and stable cash flow generation. This will provide significant financial flexibility moving forward.

“DTM benefits from an outstanding Board and proven leadership team. Because of our stable cash flows and financial strength, we are well positioned to capitalize on highly accretive growth projects within our platform as well as other economically attractive opportunities. We will remain disciplined with our capital allocation and focused on delivering exceptional service to our customers and superior value to our shareholders,” continued Slater.

For 2021, DT Midstream expects operating earnings of $296 million to $312 million or $3.06 to $3.22 per share. The company expects an adjusted EBITDA of $710 million to $750 million in 2021, delivering 7% growth compared to 2020.

Terms

As previously announced, in connection with the spin-off, DTE shareholders retained their current shares of DTE Energy stock. At 12:01 AM ET on July 1, 2021, DTE shareholders also received a distribution of one share of DT Midstream common stock for every two shares of DTE common stock owned as of the close of business on June 18, 2021, the record date. Fractional shares of DT Midstream common stock were not distributed to DTE shareholders. Instead, the fractional shares of DT Midstream common stock are being aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to DTE shareholders who would otherwise receive a fractional share of DT Midstream common stock. DTE did not retain any of the outstanding common stock of DT Midstream. For U.S. federal income tax purposes, DTE’s U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution of DT Midstream shares, except with respect to cash received in lieu of fractional shares. DTE shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off.

About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, and compression, treatment and surface facilities. The Company transports clean, natural gas for gas and electric utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation,

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storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a target of achieving 30% of its carbon emissions reduction in the next decade. DT Midstream is among the first in the midstream sector to establish net zero goals.

Forward Looking Statement

The information contained herein is as of the date of this release. DT Midstream expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans,” “target,” and “goals” signify forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DT Midstream’s estimates of future prospects, and actual results may differ materially. This release contains forward-looking statements about DT Midstream’s preliminary strategic, operational and financial considerations related thereto. Many factors impact forward-looking statements including, but not limited to, the following: the operational failure of gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DT Midstream’s gas storage and pipelines operations and the volatility in the short-term natural gas storage markets impacting third-party storage revenue; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks; volatility in commodity markets, deviations in weather, and related risks impacting the results of DT Midstream operations; changes in the cost and availability of natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in DT Midstream’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise

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or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section of the DT Midstream Form 10, and in conjunction with other SEC reports filed by DT Midstream.

For further information contact,

For media:

Michael Raveane, DT Midstream, (313) 774-3174 ext. 1.

For investors/analysts:

Todd Lohrmann, DT Midstream, 313.235.3339

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